Exhibit 99.11

Exchange Offer

Welcome to the Viacom/Blockbuster Exchange Offer website for participants in Viacom and Blockbuster sponsored 401(k) plans!

This website may be used to submit instructions to Mellon Investor Services LLC (“MIS”) on behalf of Mellon Bank N.A., as trustee of the Viacom-sponsored 401(k) plans, and Putnam Fiduciary Trust Company, as trustee of the Blockbuster Investment Plan, to tender shares of Viacom Stock held in your 401(k) plan accounts in the Exchange Offer described in the Exchange Offer Documents.

The deadline for MIS to receive your tender instructions is 12:00 midnight, New York City time, on Friday, October 1, 2004, unless the Exchange Offer is extended by Viacom. Please be advised that for administrative purposes, this deadline is two business days earlier than the deadline to tender shares of Viacom Stock in the Exchange Offer that are not held in a 401(k) plan.

Viacom may choose to extend the Exchange Offer, in which case the deadline for MIS to receive tender instructions will be extended to 12:00 midnight, New York City time, two business days prior to the extended expiration date for the Exchange Offer as publicly announced by Viacom.

The deadline for you to withdraw your tender instructions is the same as the deadline for MIS to receive tender instructions (or any extended deadline).

Please click the “Continue” button below to log in.

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Screen 1

Exchange Offer

You will find a 9-digit Personal Identification Number (PIN) on each Instructions to Tender form sent to you. Since you must submit separate tender instructions for the Viacom Class A common stock and Viacom Class B common stock you hold in your 401(k) plan(s), you will need to separately enter one PIN at a time to do so. If there is a PIN that corresponds to a class of Viacom common stock in a 401(k) plan that you do not wish to tender, you should not enter that PIN. Please enter only one PIN at a time and do not enter spaces.

If user enters an invalid PIN number more than three times, the browser session will be terminated and an indicator will tell the user to call the Mellon Call Center for assistance.

Continue

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

Screen 2

Exchange Offer

Click on the links below to view the Exchange Offer Documents. These documents are the same as the documents that were mailed to you. These documents contain important information about the Exchange Offer and you are encouraged to read them carefully before deciding whether to submit instructions to tender your shares.

Prospectus-Offer to Exchange

Letter of Transmittal (DO NOT USE TO TENDER)

Letter from Mellon

Procedures for Submitting Tender Instructions – Viacom Plans

Sample Instructions to Tender (DO NOT USE TO TENDER)

Continue

When user clicks on the link, a PDF browser box will pop out. Additional selections will replace the pop out box so that only a maximum of two browser windows will be open at one time.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

Screen 3

Exchange Offer

Click on the links below to view the Exchange Offer Documents. These documents are the same as the documents that were mailed to you. These documents contain important information about the Exchange Offer and you are encouraged to read them carefully before deciding whether to submit instructions to tender your shares.

Prospectus-Offer to Exchange

Letter of Transmittal (DO NOT USE TO TENDER)

Letter from Putnam

Procedures for Submitting Tender Instructions – Blockbuster Investment Plan

Sample Instructions to Tender (DO NOT USE TO TENDER)

Special PDF files for the Blockbuster Plan.

Continue

When user clicks on the link, a PDF browser box will pop out. Additional selections will replace the pop out box so that only a maximum of two browser windows will be open at one time.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

Screen 3B

Exchange Offer

ELECTRONIC INSTRUCTIONS TO TENDER

[PLAN NAME]

[Participant Name] [Address] [E-mail]

As of [HARDCODEDATE1], 2004, the number of shares of Viacom class [CLASS] common stock held in your 401(k) plan account that are available for tender is .

Upon the terms and subject to the conditions of the Exchange Offer, I direct [TRUSTEE] to tender in the Exchange Offer the following: shares of Viacom class [CLASS] common stock held in my 401(k) plan account.

If this box is checked and no share amount is inserted in the space provided above, ALL of the shares of Viacom class [CLASS] common stock that are available in your 401(k) plan account for tender as of the deadline for MIS to receive tender instructions (which may change if the Exchange Offer is extended) will be tendered in the Exchange Offer. (Note: the number of shares available as of that date may be different than the number noted above.)

ALL of the shares of Viacom class [CLASS] common stock held in my 401(k) plan account as of the deadline for MIS to receive tender instructions (which may change if the Exchange Offer is extended). (Note: the number of shares available as of that date may be different than the number noted above.)

NOTE: If you direct the trustee of your 401(k) plan to tender these shares in the Exchange Offer by clicking “Submit” below, the tendered shares will be withdrawn from your 401(k) plan account (and unavailable for transactions) as of 12:00 midnight, New York City time, on Friday, October 1, 2004, or any extended deadline for the Exchange Offer. You will be able to perform transactions in your 401(k) plan account with respect to untendered shares of Viacom Stock (as well as your other holdings in your 401(k) plan account) as you do now in accordance with the terms of your 401(k) plan. Click “Log Out” below if you do not wish to tender your shares of Viacom Stock.

Submit

Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

Screen 4

Exchange Offer

CONFIRMATION OF TENDER INSTRUCTIONS

[TIME & DATE] [PLAN NAME]

[Participant Name] [Address] [E-mail]

You have directed [TRUSTEE] to tender shares of Viacom class [CLASS] common stock held in your 401(k) plan account.

You may withdraw or change your instructions to tender any time as long as the notice of withdrawal (and, if applicable, new tender instructions) is received by MIS prior to 12:00 midnight, New York City time, on Friday, October 1, 2004, or any extended deadline for the Exchange Offer. You must send your written notice of withdrawal (containing the information discussed in the Procedures for Submitting Tender Instructions) to MIS at: Mellon Investor Services LLC, Attn: Reorganization Department, P.O. Box 3301, South Hackensack, NJ 07606, fax number, 201-296-4293. You may then submit new tender instructions, if you wish to do so, by mailing new Instructions to Tender to MIS or logging on to this website.

Before you submit new tender instructions, you must withdraw your previously submitted tender instructions in accordance with the procedures described in the Procedures for Submitting Tender Instructions. Do not tender multiple times without validly withdrawing the prior tender instructions. The first tender instructions properly submitted (and not validly withdrawn) and received by MIS prior to 12:00 midnight, New York City time, on October 1, 2004, or any extended deadline for the Exchange Offer, will be the tender instructions recognized by MIS and [TRUSTEE].

If you do not properly withdraw your tender instructions, the Viacom class [CLASS] common stock that you instructed to be tendered will be withdrawn from your 401(k) plan account on October 1, 2004 or any extended deadline for the Exchange Offer.

Please print out this page for your records. Please click on the “Log Out” button below to exit.

Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

Screen 5

Exchange Offer

You have logged out of the Viacom/Blockbuster Exchange Offer website.

Screen 6

Exchange Offer

SUMMARY OF TENDER INSTRUCTIONS

When revisiting the sight, this Screen will display after Screen 3

[PLAN NAME]

[Participant Name] [Address] [E-mail]

Welcome back,

You submitted the following tender instructions on [Date of election].

You have directed [TRUSTEE] to tender shares of Viacom class [CLASS] common stock held in your 401(k) plan account in the Viacom/Blockbuster Exchange Offer.

You may withdraw or change your instructions to tender any time as long as the notice of withdrawal (and, if applicable, new tender instructions) is received by MIS prior to 12:00 midnight, New York City time, on Friday, October 1, 2004, or any extended deadline for the Exchange Offer. You must send your written notice of withdrawal (containing the information discussed in the Procedures for Submitting Tender Instructions) to MIS at: Mellon Investor Services LLC, Attn: Reorganization Department, P.O. Box 3301, South Hackensack, NJ 07606, fax number, 201-296-4293. You may then submit new tender instructions, if you wish to do so, by mailing new Instructions to Tender to MIS or logging on to this website.

Before you submit new tender instructions, you must withdraw your previously submitted tender instructions in accordance with the procedures described in the Procedures for Submitting Tender Instructions. Do not tender multiple times without validly withdrawing the prior tender instructions. The first tender instructions properly submitted (and not validly withdrawn) and received by MIS prior to 12:00 midnight, New York City time, on October 1, 2004, or any extended deadline for the Exchange Offer, will be the tender instructions recognized by MIS and [TRUSTEE].

If you do not properly withdraw your tender instructions, the Viacom class [CLASS] common stock that you instructed to be tendered will be withdrawn from your 401(k) plan account on October 1, 2004 or any extended deadline for the Exchange Offer.

Log Out

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 5:30 p.m. ET at:

877-698-6865 (From within the U.S.)

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